SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 3, 1998



                            DORCHESTER HUGOTON, LTD.
             (Exact Name of registrant as specified in its charter)



                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)


         0-10697                                          75-1829064
(Commission File Number)                   (I.R.S. Employer Identification No.)


         1919 S. Shiloh Road, Suite 600 - LB 48, Garland, TX 75042-8234
                     (Address of principal executive office)


                                  (972)864-8610
                         (Registrant's Telephone Number)

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) SECTION 304 (a) (1):

     (i) On April 3, 1998, Dorchester Hugoton, Ltd. (the Partnership) dismissed the accounting firm of Coopers & Lybrand, L.L.P., Dallas, Texas, who have acted as certifying accountants for the Partnership for the years ending December 31, 1982 through December 31, 1997.

     (ii) None of the prior certifying accountants' reports on the Partnership's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principle.

     (iii)The change of principal accountants was approved by the Partnership's Audit Committee on March 26, 1998.

     (iv) In connection with its audits for the two most recent fiscal years and through April 3, 1998, there have been no disagreements with Coopers & Lybrand, L.L.P., on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, L.L.P., would have caused said accountants to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.

     (v) The Registrant has requested that Coopers & Lybrand, L.L.P. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 6, 1998, is filed as Exhibit 4.0 to this Form 8-K.

(b) SECTION 304 (a)(2):

     (2) Effective April 3, 1998, the Partnership has engaged the accounting firm of Grant Thornton LLP, Dallas, Texas, to act as certifying accountants for the year ending December 31, 1998.

     (i) There were no written or oral consultations regarding the application of accounting principles to a specific completed or contemplated transaction, or to the type of audit opinion that might be rendered in the Partnership's decision to change accounting firms.

     (ii) (not applicable)

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  The following exhibits are filed with this report.

     16  Statement  of  prior   certifying   accountant   in  response  to  the
          information disclosed herein.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DORCHESTER HUGOTON, LTD.





                                              By:/s/Kathleen A.Rawlings
                                              --------------------------------
                                              Kathleen A. Rawlings, Controller

Dated:  April 7, 1998